ART'S-WAY MANUFACTURING CO., INC.
                            ARMSTRONG, IOWA 50514-0288
                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                         To Be Held On October 17, 1997


To:    The Shareholders of
	  ART'S-WAY MANUFACTURING CO., INC.

   Notice is hereby given that the Annual Meeting of Shareholders of Art's-Way Manufacturing Co., Inc., a Delaware corporation (the "Company"), will be held at One Pacific Place, Suite 800, 1125 South 103 Street, Omaha, Nebraska 68124 on Friday, October 17, 1997, at 10:00 A.M. Central Daylight Savings Time, for the following purposes:

	(1) To elect seven (7) directors to serve until the next Annual Meeting of Shareholders or until such time as their successors are elected and qualified

	(2) To consider and vote upon a proposal to ratify the appointment of KPMG Peat Marwick as independent public accountants of the Company for the six months ending November 30, 1997 and for the year ending November 30, 1998; and

	(3) To transact such other business as may properly come before the meeting.

	NOTE: The Board of Directors is not aware of any other business to come before the Meeting.

  Any action may be taken on any one of the foregoing proposals at the Meeting on the date specified above, or on any date or dates to which the Meeting may be adjourned. The Board of Directors of the Company has fixed the close of business on August 29, 1997 as the record date for determining the shareholders of the Company entitled to notice of and to vote at the Meeting and any adjournments thereof, and only shareholders of record at such time will be entitled to such notice and to vote. The stock transfer books of the Company will not be closed.

  You are requested to fill in and sign the enclosed form of proxy which is solicited by the Board of Directors and to mail it promptly in the enclosed envelope. The proxy will not be used if you attend and vote at the Meeting in person.



               				By Order of the Board of Directors

                          					William T Green,
					                             Secretary

Armstrong, Iowa
September 5, 1997


IMPORTANT: THE PROMPT RETURN OF PROXIES WILL SAVE YOUR CORPORATION THE EXPENSE OF FURTHER REQUESTS FOR PROXIES IN ORDER TO INSURE A QUORUM. AN ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

                                 PROXY STATEMENT
                        ANNUAL MEETING OF SHAREHOLDERS OF
                        ART'S-WAY MANUFACTURING CO., INC.
                           ARMSTRONG, IOWA  50514-0288

  This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of ArtOs-Way Manufacturing Co., Inc., a Delaware Corporation (the OCompanyO), for use at the Annual Meeting of Shareholders (the "Meeting") to be held at One Pacific Place, Suite 800, 1125 South 103 Street, Omaha, Nebraska, 68124, on Friday, October 17, 1997 at 10:00 A. M. Central Daylight Savings Time and at any and all adjournments thereof. Shareholders of record at the close of business on August 29, 1997 are entitled to notice of and to vote at the Meeting.

                                 PROXIES

  Proxies are being solicited by the Board of Directors of the Company. Proxies so given may be revoked at any time prior to the Annual Meeting.
No special form of revocation is required and it need not be in writing. Proxies will be solicited by mail and the expense of the solicitation of such proxies will be borne by the Company. In addition to the solicitation by use of the mails, directors, officers and/or executive and administrative employees of the Company may solicit the return of proxies by mail, telephone or in person, without extra compensation. The Company has retained the American Stock Transfer and Trust Company, New York, New York, to assist in solicitation of proxies at a cost of approximately $1,800.
The approximate date on which notice of the meeting, this Proxy Statement and form of proxy are first being sent to shareholders is August 29, 1997.

                            VOTING SECURITIES

  As of the close of business on August 29, 1997, the record date for the Annual Meeting, the outstanding voting securities consisted of 1,245,931 shares of Common Stock, each of which is entitled to one vote.

	VOTING SECURITIES AND OWNERSHIP BY CERTAIN BENEFICIAL OWNERS

  The following table sets forth the names of the persons known to the Company who beneficially own more than 5% of the issued and outstanding shares of Common Stock of the Company as of August 29, 1997, the record date for the meeting:

   Name and Address             Type of           Number       Percent of
                               Ownership         of Shares     Outstanding
Arthur Luscombe              Of record and
 RR                          beneficially         126,325        10.14%
 Dolliver, Iowa  50531

Franklin Resources, Inc.     Beneficially          82,500          6.62%
 777 Mariners Island Blvd.
 San Mateo, California 94404

Quest Advisory Corp. &       Beneficially          70,800(1)       5.68%
 Quest Advisory Co.
 1414 Avenue of the Americas
 New York, New York 10019

Ward McConnell, Jr.          Beneficially          147,500        11.84%
 P.O. Box 6246
 Kinston, North Carolina 28501

James L. Koley              Of record and           76,000(2)      6.10%
 1125 South 103 Street      beneficially
 Omaha, Nebraska 68124

(1)These shares are the total of a group filing on Schedule 13G by Quest Advisory Corp., Quest Advisory Co. and Charles M. Royce. Mr. Royce disclaims beneficial ownership of the 70,800 shares held by Quest
Advisory Corp. and Quest Advisory Co.

(2)Includes 5,000 shares which Mr. Koley is entitled to purchase under the Director Stock Option Plan(1991).

                         VOTING SECURITIES OWNED BY
                      EXECUTIVE OFFICERS AND DIRECTORS

  The following table shows certain information with respect to the Company's common stock beneficially owned by directors and executive officers as of August 29, 1997. The shares shown as beneficially owned include shares which executive officers and directors are entitled to acquire pursuant to outstanding stock options exercisable within sixty days of August 29, 1997.


        Name            Type of Beneficial        Number of Shares  Percent
                            Ownership                               of Class
James L. Koley           of record and Beneficially    76,000.(1)    6.10%
George A. Cavanaugh, Jr. of record and Beneficially     5,500.(1)      *
Donald A. Cimpl          of record and Beneficially    42,500.(1)     3.41%
Herbert H. Davis, Jr.    of record and Beneficially    48,200.(1)     3.87%
Douglas McClellan        of record and Beneficially    20,500.(1)     1.65%
J. Ward McConnell, Jr.   of record and Beneficially   147,500.       11.84%
J. David Pitt            of record and Beneficially    16,660.(2)     1.34%
William T. Green         of record and Beneficially    21,922.(3)     1.76%
Directors and Executive
 Officers as a Group
 (8 persons)             of record and Beneficially   378,782.       30.40%

*Less than 1%
(1)Includes 5,000 shares which can be purchased by each individual pursuant to stock options.
(2)Includes 15,526 shares which can be purchased pursuant to stock options and 1,134 shares which is the allocable portion of the shares in the Company's 401(k) Plan.
(3)Includes 15,375 shares which can be purchased pursuant to stock options.


                         BOARD OF DIRECTORS AND ELECTION


Nominees to the Board of Directors

  The Board of Directors of the Company is presently composed of seven (7) directors. At this Annual Meeting of Shareholders seven (7) directors are to be elected to hold office until the 1999 annual meeting of Shareholders or until the successor of each shall be elected and qualified. All of the nominees named herein are presently serving as members of the Board of Directors. Management has no reason to believe that any of those named below will be unable or unwilling to serve. If for any reason any nominee named is unable to serve, the shares represented by all valid proxies will be voted for the election of a substitute nominee recommended by the Board of Directors or the Board of Directors may reduce the size of the Board.

  Nominees receiving the highest number of affirmative votes cast, up to the number of directors to be elected, will be elected as directors. The proxy holders will vote the proxies for the below seven nominees.

  The name of each nominee, his age, the year in which he was first elected a director, his principal occupation or occupations for the past five years and positions (other than director) with the Company are as follows:

JAMES L. KOLEY, age 67, Omaha, Nebraska. Chairman of the Board of Directors since 1987 and Member of the Executive Committee and Compensation and Stock Option Committee. Chairman of the Board of the law firm of Koley, Jessen, Daubman & Rupiper, P.C., Omaha, Nebraska since February 1988. Director of Dover Corporation, New York, New York. Mr. Koley has been a director since 1976.

GEORGE A. CAVANAUGH, JR., age 76, Ocala, Florida. Retired since 1981; formerly President of Cavanaugh & Associates, Inc., Manufacturers Representative, Southfield, Michigan. Chairman of the Compensation and Stock Option Committee and member of the Audit Committee. Mr. Cavanaugh has been a director since 1972.

DONALD A. CIMPL, age 65, Omaha, Nebraska. Business consultant since 1989. For more than five years prior to that time, partner with Coopers and Lybrand. Chairman of the Audit Committee and member of the Executive Committee. Mr. Cimpl has been a director since 1990.

HERBERT H. DAVIS, JR., age 73, Omaha, Nebraska. Owner of Miracle Hills
Golf and Tennis Center, Omaha, Nebraska since 1987. For more than five years prior to that time, Chairman of the Board, Kirkpatrick, Pettis, Smith, Polian, Inc., Investment Bankers, Omaha, Nebraska. Chairman of the
Executive Committee and Member of the Audit Committee. Director of
KPM Funds, Inc., Omaha, Nebraska. Mr. Davis was first elected as a director in 1970.

DOUGLAS McCLELLAN, age 47, Clarence, New York. President of Filtration Unlimited, Akron, New York, where he has held various positions for more than five years. Member of the Compensation and Stock Option Committee and Audit Committee. Mr. McClellan has been a director since 1987.

J. DAVID PITT, age 49, Armstrong, Iowa. Joined the Company and was elected President on March 26, 1996. For more than five years prior to that time, President and General Manager of Massey-Ferguson, Inc., Des Moines, Iowa. Mr. Pitt was elected a director in 1996.

J. WARD MCCONNELL, Jr., age 66, Kinston, North Carolina. Private investor for more than five years. Mr. McConnell was elected a director in 1996.


Meetings of the Board of Directors and Committees

  The principal functions of the Executive Committee are to advise and consult with the Board of Directors on matters considered appropriate by the Executive Committee and, subject to specified limitations, to consider and act upon matters for the Board of Directors when the Board may be unable to consider and act on such matters as a whole. The Executive Committee had no meetings in the last fiscal year.

  The Audit Committee's principal functions are to evaluate and review financial procedures, controls and reporting. The Audit Committee had two meetings in the last fiscal year.

  The Compensation and Stock Option Committee has the responsibility to review and advise management on broad compensation policies such as salary ranges and incentive programs. The Committee also administers the Incentive Stock Option Plans and grants options pursuant to the Plans. Furthermore the Committee has the responsibility to approve and recommend to the Board of Directors base salaries, salary increases and other benefits for elected officers. The Compensation and Stock Option Committee had one meeting in the last fiscal year.

  The Company has no Nominating Committee.

  The Board of Directors held four meetings in the last fiscal year. Each director attended 100% of the meetings of the Board and the Board
Committees of which he was a member.

  Each director, other than the Chairman of the Board, who is not an employee of the Company or a subsidiary, receives $4,500 per year plus $900 for attendance at each of the meetings of the Board, as well as $788 for attendance at each meeting of a standing committee on which he serves. The Chairman of a standing committee receives $1,035 for each meeting attended.

  The Chairman of the Board receives $46,800 per year and is eligible for a discretionary bonus. See also "Certain Business Relationships and Related Transactions".


                   EXECUTIVE OFFICERS OF THE COMPANY


  J. David Pitt, age 49, President. Mr. Pitt joined and was elected President of the Company on March 26, 1996 and appointed to the Board of Directors on September 3, 1996. From 1987 to 1996 he was President and General Manager of Massey-Ferguson, Inc., Des Moines, Iowa.

  William T. Green, age 54, Executive Vice President, Finance and Administration, Secretary and Treasurer. Mr. Green was appointed Executive Vice President, Finance and Administration, Secretary & Treasurer on April 7, 1995. Prior to April 7, 1995 Mr. Green served as Controller for the Company for more than five years.

                     EXECUTIVE COMPENSATION

Compensation and Stock Option Committee Report on Executive Compensation

  The Compensation and Stock Option Committee of the Board is composed of three independent, non-employee Directors and has the responsibilities as described on page 4 of this Proxy Statement. The Committee has furnished the following report:

  The compensation philosophy of the Company is to provide a compensation package to executives that will, with base salary, incentive compensation and stock options, maximize long-term shareholder value.

  The Company's policy is to pay base salaries that are at, or near, the average for similar companies. Salary increases are considered annually and are based on current salary and the individual performance during the past year. The Committee recommends to the Board salary increases for all executive officers including that of the President,
J. David Pitt, and the Executive Vice President Finance and Administration, Secretary and Treasurer, William T. Green.

  The incentive compensation plan for executive officers is a performance driven bonus plan to promote the objectives of the Company. Profitability is the underlying factor in the determination of the annual bonus plan. Each year the Compensation and Stock Option Committee recommends to the Board the specific bonus plan for executive officers.

   Stock options are the third part of the overall compensation package for executive officers and are awarded to provide long term incentives.
The Compensation and Stock Option Committee recommends all stock option grants to the Board for approval. The option price for shares of Art's-Way common stock awarded to executive officers under the CompanyOs Stock Option Plan is 100% of the fair market value of the shares at date of grant, with 25% exercisable at date of grant and an additional 25% after one, two and three years on a cumulative basis. During the 1997 fiscal year, Mr. Pitt was granted options to acquire 20,000 shares of Art's-Way common stock at $5.00 per share.

       		             George A. Cavanaugh, Jr., Chairman
		                    James L. Koley
		                    Douglas McClellan


Summary Compensation Table

The following table sets forth the aggregate cash and cash equivalent forms of remuneration accrued by the Company and its subsidiaries to, or for, the benefit of (i) the Chief Executive Officer and (ii) the four most highly compensated executive officers, other than the CEO, whose remuneration exceeded $100,000.
                                                Long Term
                                               Compensation
                      Annual Compensation        Awards

     Name and                                   All  Other
 Principal Position  Year  Salary($)  Bonus($) Compensation   Options

J. David Pitt,       1997  $120,000     -            -          20,000
 President           1996  $ 22,302     -            -          21,052

Option Grants in Last Fiscal Year

The following table sets forth the grants of stock options made during the last year to (i) the Chief Executive Officer and (ii) the four most highly compensated executive officers, other than the CEO, whose remuneration exceeded $100,000.


                                                   Potential Realizable
                                                     Value at Assumed
                                                   Annual Rates of Stock
                                                    Price Appreciation
                        Individual Grants           for Option Term(1)

              Number of    % of Total
              Securities    Options
              Underlying   Granted to   Exercise or
               Options     Employees in Base Price Expiration
               Granted (#) Fiscal Year    ($/Sh)     Date   5% ($)  10% ($)
J. David Pitt  20,000       100.00 %      $5.00    1-03-07 $162,889 $259,374
President

1)The dollar amounts in these columns are the result of calculations at the 5% and 10% rates set by the SEC and are not intended to forecast future appreciation of the CompanyOs Common Stock.

Option Exercises and Fiscal Year-End Values

The following table sets forth the grants of stock options made during the last year to (i) the Chief Executive Officer and (ii) the four most highly compensated executive officers, other than the CEO, whose remuneration exceeded $100,000.

                             Number of Securities     Value of Securities
                             Underlying Unexercised   Underlying Unexercised
                               Options at 5/31/97     In-the-Money Options
                                                          at 5/31/97

              Shares    Value
            Acquired on Realized Exercisable Unexer-  Exercisable Unexer-
                                             cisable              cisable
            Exercise (#)  ($)       (#)          (#)     ($)         ($)
J. David Pitt
President      -           -       15,526    25,526     23,980    37,730


   The Company has a 401(k) Savings Plan (the OPlanO) which covers substantially all full-time employees. Participating employees contribute to the Plan through salary reductions. The Company contributes a discretionary percentage of the Plan ParticipantOs salary deferrals.
The assets of the Plan are managed by the Principal Financial Group, Des Moines, Iowa. Vesting of participants is 20% per year after one year of employment until 100% vested after 6 years. The Company's contributions to the Plan were $0 in 1997, $0 in 1996, and $165,000 in 1995. No amounts were paid or distributed to the individuals named in the above table pursuant to the Plan.



Description of Stock Options Plans

   The Company has adopted three stock option plans, the Incentive Stock Option Plan (1986), the Employee Stock Option Plan (1991) and the Director Stock Option Plan (1991).

   Under the Incentive Stock Option Plan (1986), stock options may be granted to key employees to purchase shares of common stock of the Company at a price not less than its fair market value at the date the options are granted. Each option will be for a period of ten years and may be exercised at a rate of 25% at the date of grant and an additional 25% after one, two and three years on a cumulative basis. Options for a maximum of 125,000 common shares may be granted under the Plan. There are 17,797 options outstanding, and 8,899 options exercisable. There are no options available for grant as this plan expired April 1, 1996.

   Under the Employee Stock Option Plan (1991), Incentive Stock Options and Non-qualified Stock Options may be granted to key employees to purchase shares of common stock of the Company at a price not less than its fair market value at the date the options are granted. Options for an aggregate of 100,000 common shares may be granted under the Plan. The Company's Compensation and Stock Option Committee will administer the Plan and determine the number of shares to be subject to each option, the type of option, the duration of each option, the exercise price under each option, the time or times within which all or portions of each option may be exercised and whether cash, Company common stock or other property may be accepted in full or partial payment upon exercise of a stock option. There are 48,845 common shares available for grant, 44,755 options outstanding and 25,002 options exercisable.

   Under the Director Stock Option Plan (1991), options may be granted to non-employee directors at a price not less than fair market value at the date the options are granted. Non-employee directors who have served for at least one year are automatically granted options to purchase 5,000 common shares. Options for an aggregate of 45,000 common shares may be granted under the Plan. Each option will be for a period of ten years and may be exercised at a rate of 25% at the date of grant and an additional 25% after one, two and three years on a cumulative basis.
There are 20,000 common shares available for grant, 25,000 options outstanding, and 25,000 options exercisable.


         CERTAIN BUSINESS RELATIONSHIPS AND RELATED TRANSACTIONS

   On August 30, 1996, the Company completed the acquisition of manufacturing and distributing potato farming equipment comprising the "Logan" product line from J. Ward McConnell, Jr. and Logan Harvesters, Inc., a corporation controlled by Mr. McConnell, pursuant to an Asset Purchase Agreement (the "Agreement") dated August 30, 1996. The total purchase price was approximately $2,750,000. The Company issued
Mr. McConnell 145,000 shares of the Company's common stock with the balance of the purchase price paid in cash. The purchase price for the Logan product line was established between Mr. McConnell and management of the Company and approved by the Board of Directors. Management believes the price to be appropriate, given the discounted value of the anticipated earnings stream from the Logan product line together with the manufacturing and other synergies anticipated from the additional production.

   Mr. McConnell acquired a portion of the assets comprising the Logan line on March 1, 1996 from a closed business. Mr. McConnell's initial cash investment for the assets plus his initial required commitment of operating capital was approximately $650,000.

                           PERFORMANCE GRAPH

	The graph below compares the yearly percentage change in the cumulative total stockholder return for ArtOs-Way Manufacturing Co., Inc. Common Stock compared with the NASDAQ Stock Market-U.S. Index, and the S&P Manufacturing (Diversified Industries) Index.

              COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN

                              May-92  May-93  May-94  May-95  May-96  May-97
Art's-Way Mfg. Co., Inc. ARTW  100      121     143     79      64      86
NASDAQ Stock Mrkt.
-US Index                INAS  100      120     127    151     219     246
S & P Mfg. (Div Ind)
 Index                   IMNV  100      112     127    159     212     296

                              CHANGE IN FISCAL YEAR

   The Board of Directors has voted to change the Fiscal Year of the Company from May 31 to November 30. This change reflects the Company's increasing commitment to seasonal equipment. As such it is more useful to summarize the annual results after each year's harvest activity. Accordingly, the next annual meeting will be held in April 1999 for the year ending November 30, 1998.

                SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS

   The Board of Directors, acting on the recommendation of the Audit Committee, has designated KPMG Peat Marwick as independent public accountants of the Company for the six months ending November 30, 1997 and the fiscal year ending November 30, 1998. The two separate audits are required because of the change in Fiscal Year described above.

   KPMG Peat Marwick have been the independent public accountants of the Company since June 1, 1980. The firm has advised the Company that it has no relationship to the Company except that of independent public accountants.

   A representative of KPMG Peat Marwick will be present at the Annual Meeting of Shareholders to respond to appropriate questions regarding preparation of the financial statements.

   The Board of Directors recommends that shareholders vote FOR the ratification of the selection of KPMG Peat Marwick as independent public accountants.

Vote Required for Ratification

   The affirmative vote of a majority of the shares represented at the meeting is required to ratify the appointment of KPMG Peat Marwick as the independent public accountants of the Company.

                         SHAREHOLDER PROPOSALS

   Any proposals of shareholders that are intended to be presented at the Company's 1999 Annual Meeting of Shareholders must be received at the Company's principal offices no later than December 12, 1998 in order to be included in the proxy statement and on the form of proxy which will be solicited by the Board of Directors in connection with that meeting.

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

   Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers and directors to file initial reports of ownership and reports in changes of ownership with the Securities and Exchange Commission (SEC). Executive officers and directors are required by SEC regulations to furnish the Company with copies of all
Section 16(a) forms they file. Based solely on a review of the copies of such forms furnished to the Company, the Company believes all persons subject to these reporting requirements filed the required reports on a timely basis.

                                 OTHER MATTERS

   Management knows of no other matters which may be brought before the meeting. If any other matters are presented at the meeting on which a vote may properly be taken, the persons named in the enclosed proxy will vote thereon in accordance with their best judgment.

                            FINANCIAL STATEMENTS

   Financial statements of the Company are included in the Annual Report to Shareholders for the fifty-two weeks ended May 31, 1997, which report is mailed herewith to all stockholders entitled to vote at the meeting. The Annual Report is not part of the soliciting material.

   A copy of the Company's 1997 10-K Report is available without charge upon written request of William T. Green, Secretary, Art's-Way
Manufacturing Co., Inc., P.O. Box 288, Armstrong, Iowa 50514-0288.